FOR IMMEDIATE RELEASEContact:

CannaSys, Inc.

Patrick G. Burke

Chief Operating Officer

Tel:  720.724.7515

Email: patrick.burke@cannasys.com

Web:  www.cannasys.com

CannaSys, Inc. Welcomes First Beta Launch Partner Dispensaries for Citizen Toke

Canopy Accelerator Cohort Companies Snapp Digital & WhoIsHappy to Partner with CannaSys

DENVER, June 06, 2017 – CannaSys, Inc. (OTC QB: MJTK) (“CannaSys”), a marketing, branding, and technology company, today announced initial market traction with the impending full release of the Citizen Toke SMS marketing platform. CannaSys officially welcomes Herbal Alternatives and Pineapple Exchange dispensaries of Denver to the Citizen Toke Beta Partner Program, which allows partnering dispensaries early access to the platform.

Patrick Burke, CannaSys’s current chief operating officer and incoming chief executive officer, commented: “We are very excited to work with our growing group of beta launch partners to perfect our technology and make it as valuable as possible for both the user and our customers.”

Citizen Toke offers exclusive, instant, gamified promotions in the cannabis space, powered by SMS. Citizen Toke is the most efficient means for retail centers to communicate exclusive promotions to their consumers and to extend brand awareness to current and potential customers.

Additionally, CannaSys is collaborating with two companies from Canopy Accelerator of Boulder, Colorado - Snapp Digital and WhoIsHappy.

Snapp Digital (www.snappdigital.com) is an advertisement distribution and management company that has achieved significant traction offering on-demand digital advertising within dispensaries.

Who is Happy (www.whoishappy.com) is a geolocated social network connecting cannabis consumers to exchange information, share feelings, find useful information about consumption, and locate cannabis business establishments around the world.

“We see a massive opportunity to expand the Citizen Toke user base while incentivizing dispensaries to partner with the platform through the natural synergies between Snapp, WhoIsHappy and CannaSys,” commented Patrick Burke. “All three companies have found innovative solutions to create opportunity out of the problems that hinder marketing and communication within the cannabis industry, and this is a great time to expand by building off each of our strengths.”

CannaSys and its board and senior management remain committed to creating long-term shareholder value and will provide timely updates to shareholders as they occur.

About CannaSys, Inc.

CannaSys is a technology solutions, marketing, and branding company. Its core products are delivered “software as a service” to facilitate point-of-purchase transactions and customer relationship marketing solutions. CannaSys plans to develop, acquire, and build strategic relationships with other businesses in order to bring additional solutions to market. For more information, please visit www.cannasys.com.

About Snapp Digital, LLC

Snapp Digital is a Software as a Service (SaaS) platform that automates the entire advertising process on Digital Signage (TV Screens) inside retail businesses. Everything from selling and managing ad inventory, to ad approvals, an online buying portal, uploading and managing ad content, and automatically deploying ads across multiple screens. Snapp Digital has recently introduced a new technology that categorizes customers by persona allowing advertisers the ability to see which ads are working and who they are reaching so they can better target their ads. For more information, please contact us at sales@snappdigital.com or visit www.snappdigital.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including continued acceptance of CannaSys’s products, increased levels of competition for CannaSys, new products and technological changes, CannaSys’s dependence on third-party suppliers, and other risks detailed from time to time in CannaSys’s periodic reports filed with the U.S. Securities and Exchange Commission.